Exhibit 99

NextEra Energy, Inc. Media Line: 561-694-4442 Oct. 21, 2020 FOR IMMEDIATE RELEASE

NextEra Energy reports third-quarter 2020 financial results

•	NextEra Energy delivers strong third-quarter financial and operational results; remains well-positioned to achieve full-year financial expectations

•	Florida Power & Light Company continues to deliver affordable and reliable power for customers

•	Gulf Power Company's initiatives to enhance customer and shareholder value remain on track

•	NextEra Energy Resources has a record quarter of origination as renewables backlog reaches more than 15,000 megawatts and is now larger than the business' existing renewables portfolio

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2020 third-quarter net income attributable to NextEra Energy on a GAAP basis of $1.229 billion, or $2.50 per share, compared to $879 million, or $1.81 per share, for the third quarter of 2019. On an adjusted basis, NextEra Energy's 2020 third-quarter earnings were $1.311 billion, or $2.66 per share, compared to $1.163 billion, or $2.39 per share, in the third quarter of 2019.

Adjusted earnings for these periods exclude the effects of non-qualifying hedges; NextEra Energy Partners, LP net investment gains; differential membership interests-related; change in unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and other than temporary impairments (OTTI); and also in 2019, operating results from the Spain solar projects; and acquisition-related expenses.

NextEra Energy's management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, analysis of performance, reporting of results to the board of directors and as an input in determining performance-based compensation under the company's employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy's management believes that adjusted earnings provide a more meaningful representation of NextEra Energy's fundamental earnings power. A reconciliation of historical adjusted earnings to net income attributable to NextEra Energy, which is the most directly comparable GAAP measure, is included in the attachments to this news release.

"NextEra Energy delivered strong third-quarter results and remains well-positioned to meet our 2020 and longer-term growth prospects," said Jim Robo, chairman and chief executive officer of NextEra Energy. "We grew adjusted earnings per share by more than 11% year-over-year, reflecting strong execution across all of our businesses. In addition to dealing with the challenges created by the COVID-19 pandemic, it also has been a very active hurricane season. We extend our deepest sympathies to the people throughout the eastern and southeastern U.S. who have experienced the severe effects of this year's dangerous and deadly storms, including those in our Gulf Power service area who were affected by Hurricane Sally. Thanks to the dedication of our employees and the mutual assistance crews, as well as our focus on preparation and execution, we were able to restore service safely and quickly to the more than 60% of Gulf Power customers who experienced outages.

"Both FPL and Gulf Power continue to focus on delivering an outstanding value proposition of low bills, high reliability, outstanding customer service and clean energy solutions for our customers. All of FPL's major capital initiatives, including one of the largest solar expansions ever in the U.S., remain on track. In addition to its excellent storm response, Gulf Power had a great quarter of execution, further reducing operations and maintenance costs and delivering on smart capital investments. The NextEra Energy Resources team continued to capitalize on what we believe is the best renewables development environment in our history, originating a record of nearly 2,200 megawatts since our second-quarter financial results call in July. Now totaling more than 15,000 megawatts, NextEra Energy Resources' renewables backlog is the largest in our history and is larger than the business' existing renewables portfolio. As a result of the ongoing strength of the renewables development environment and continued execution across all of our businesses, during the quarter we increased and extended our long-term financial expectations. Based on the resiliency of our underlying businesses and their strong growth prospects, we will be disappointed if we are not able to deliver financial results at or near the top end of our adjusted earnings per share expectations ranges in 2020, 2021, 2022 and now 2023, while at the same time maintaining our strong credit ratings and, most importantly, continuing to reliably deliver for our customers. We remain intensely focused on execution and believe NextEra Energy remains well-positioned to drive shareholder value over the coming years."

Florida Power & Light Company
FPL, which serves more than 5.1 million customer accounts in Florida and is the largest rate-regulated electric utility in the U.S. as measured by retail electricity produced and sold, reported third-quarter 2020 net income of $757 million, or $1.54 per share, compared to $683 million, or $1.40 per share, for the prior-year quarter.

FPL's growth over the prior-year comparable quarter was primarily driven by continued investment in the business. FPL's capital expenditures were approximately $1.3 billion in the third quarter of 2020 and full-year capital investments are expected to be between $6.5 billion and $6.7 billion. Regulatory capital employed increased by more than 11% over the same quarter last year. During the third quarter of 2020, FPL's average number of customers increased by nearly 80,000 from the prior-year comparable quarter.

As previously announced, NextEra Energy believes that FPL and Gulf Power operating as a single, larger Florida utility company will create both operational and financial benefits for customers. Earlier this month, NextEra Energy received Federal Energy Regulatory Commission (FERC) approval for an internal reorganization whereby Gulf Power would merge into FPL in January 2021. Gulf Power will continue as a separate operating division during 2021, serving its existing customers under separate retail rates. NextEra Energy continues to expect the companies to file a combined rate case in the first quarter of next year for new rates effective in January 2022.

FPL remains committed to helping support customers experiencing hardship during the COVID-19 pandemic. Since mid-March, FPL has continued to offer payment extensions, waive late fees and connect customers with available financial assistance. In September, FPL announced plans to offer one-time, direct relief to eligible customers who are significantly behind on their FPL bill due to COVID-19, with up to a $200 bill credit based on the status of their past-due account. In October, FPL received unanimous approval from the Florida Public Service Commission (FPSC) to accelerate deposit refunds to eligible residential customers who have paid on time for the last 12 months.

FPL's continued strong execution is a result of the smart capital investments that it has made over the past several decades. FPL's typical residential bill remains 30% below the national average and the lowest among all of the Florida investor-owned utilities, while FPL maintains best-in-class service reliability and an emissions profile that is among the cleanest in the nation.

All of FPL's major capital projects remain on track as FPL continues to advance its long-term focus on delivering outstanding customer value. FPL's next six SolarTogether projects, totaling approximately 450 megawatts (MW), are on schedule to be placed in service later this year. The final 600 MW of the roughly 1,500-MW community solar program are expected to be placed in service next year. This significant solar expansion, combined with low-cost battery storage solutions, such as the Manatee Energy Storage Center that remains on track to be complete next year, represent the next phase of FPL's generation modernization efforts. Beyond solar, construction on the highly efficient, roughly 1,200-MW Dania Beach Clean Energy Center remains on schedule and on budget as it continues to advance toward its projected commercial operation date in 2022.

During the quarter, the FPSC approved FPL's Storm Protection Plan settlement agreement that allows for clause recovery of storm hardening investments, including undergrounding. The agreement supports the continued hardening of FPL's already storm-resilient energy grid in a programmatic manner through the deployment of billions of dollars of incremental capital for the benefit of customers.

Gulf Power Company
Gulf Power, a rate-regulated electric utility that serves approximately 470,000 customers in eight counties throughout northwest Florida, reported third-quarter 2020 net income of $91 million, or $0.18 per share, compared to $76 million, or $0.16 per share, for the prior-year quarter. On an adjusted basis, Gulf Power's third-quarter 2020 earnings were $91 million, or $0.18 per share, compared to $80 million, or $0.16 per share, in the third quarter of 2019.

Gulf Power's capital expenditures were roughly $350 million for the third quarter of 2020, as it continues to execute on smart capital investments for the benefit of customers. Full-year capital investments are expected to be between $1.0 billion and $1.1 billion. As a result of these ongoing investments, regulatory capital employed increased by approximately 25% year-over-year.

All of Gulf Power's major smart capital investments continue to progress well. The Plant Crist coal-to-natural gas conversion and associated natural gas lateral are expected to be complete later this year, supporting NextEra Energy's coal phase-out strategy and commitment to remain a clean energy leader.

Similar to FPL, Gulf Power's Storm Protection Plan settlement agreement also was approved during the quarter. Gulf Power expects that these future hardening investments will lead to a stronger and more storm-resilient energy grid and support an even more rapid recovery from storms in the future.

NextEra Energy Resources
NextEra Energy Resources, the competitive clean energy business of NextEra Energy, reported a third-quarter 2020 contribution to net income attributable to NextEra Energy on a GAAP basis of $376 million, or $0.76 per share, compared to $381 million, or $0.78 per share, in the prior-year quarter. On an adjusted basis, NextEra Energy Resources' earnings for the third quarter of 2020 were $551 million, or $1.12 per share, compared to $443 million, or $0.91 per share, for the third quarter of 2019.

NextEra Energy Resources had another excellent period of origination during the third quarter, adding nearly 2,200 MW to its renewables backlog. Since the second-quarter financial results call in July, NextEra Energy Resources added 580 MW of wind, 911 MW of solar, 594 MW of battery storage and 86 MW of wind repowering to its renewables backlog. The significant additions include a new 325-MW, 4-hour battery storage system. This project, which is the largest stand-alone storage project in the world, is expected to support California's aggressive clean energy goals and help improve reliability across the regional electric grid when it comes online in 2023. In addition, NextEra Energy Resources executed a build-own-transfer agreement for a 180-MW solar project, which is not included in the backlog additions. Partially offsetting this quarter's strong origination success was the removal of several projects that had previously been included in NextEra Energy Resources' renewables backlog, resulting in a net increase of 1,446 MW.

Consistent with the company's focus on growing its rate-regulated and long-term contracted business operations, NextEra Energy Transmission announced an agreement to acquire GridLiance, which owns three FERC-regulated transmission utilities spanning six states. Subject to regulatory approvals, the approximately $660 million acquisition, including the assumption of debt, is expected to close in 2021 and to be immediately accretive to earnings. The proposed acquisition has strong expansion potential in attractive markets with significant expected renewables growth, and furthers NextEra Energy's goal of growing America's leading competitive transmission company.

Corporate and Other
In the third quarter of 2020 on a GAAP basis, Corporate and Other earnings increased $0.55 per share, compared to the prior-year quarter. On an adjusted basis, Corporate and Other earnings for the third quarter of 2020 declined $0.10 per share, compared to the prior-year quarter.

Outlook
As announced in September, NextEra Energy increased its financial expectations for 2021 and 2022 and extended its longer-term growth outlook to 2023. For 2021, NextEra Energy increased its adjusted earnings per share expectations by $0.20 and now expects adjusted earnings per share to be in the range of $9.60 to $10.15. For 2022 and 2023, NextEra Energy expects to grow 6% to 8%, off the expected increased 2021 adjusted earnings per share.

On Sept. 14, the NextEra Energy board of directors approved a four-for-one common stock split, which is intended to make stock ownership more accessible to a broader base of investors. Trading will begin on a stock split-adjusted basis on Oct. 27, 2020, and the company's fourth-quarter and full-year 2020 financial results will reflect the post-split share count.

As a result of the four-for-one stock split, NextEra Energy updated its adjusted earnings per share financial expectations ranges to reflect the increase in outstanding shares. In 2020, the company now expects adjusted earnings per share to be in the range of $2.18 to $2.30. For 2021, the company expects adjusted earnings per share to be in the range of $2.40 to $2.54. For 2022 and 2023, NextEra Energy expects to grow 6% to 8%, off the expected increased 2021 adjusted earnings per share. For 2022 and 2023, this translates to an adjusted earnings per share range of $2.55 to $2.75 and $2.77 to $2.97, respectively.

NextEra Energy's adjusted earnings expectations exclude the cumulative effect of adopting new accounting standards; the effects of non-qualifying hedges and unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and OTTI, none of which can be determined at this time. Adjusted earnings expectations also exclude the effects of NextEra Energy Partners, LP net investment gains; gains on disposal of a business; differential membership interests-related; and acquisition-related expenses. In addition, adjusted earnings expectations assume, among other things, normal weather and operating conditions; supportive commodity markets; current forward curves; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; market demand for pipeline capacity; access to capital at reasonable cost and terms; no divestitures other than to NextEra Energy Partners, LP or acquisitions; no adverse litigation decisions; and no changes to governmental tax policy or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

As previously announced, NextEra Energy's third-quarter 2020 financial results conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be the third-quarter 2020 financial results for NextEra Energy Partners, LP (NYSE: NEP). The listen-only webcast will be available on NextEra Energy's website by accessing the following link: www.NextEraEnergy.com/FinancialResults. The news release and slides accompanying the presentation may be downloaded at www.NextEraEnergy.com/FinancialResults, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company headquartered in Juno Beach, Florida. NextEra Energy owns two electric companies in Florida: Florida Power & Light Company, which serves more than 5.1 million customer accounts in Florida and is the largest rate-regulated electric utility in the United States as measured by retail electricity produced and sold; and Gulf Power Company, which serves approximately 470,000 customers in eight counties throughout northwest Florida. NextEra Energy also owns a competitive clean energy business, NextEra Energy Resources, LLC, which, together with its affiliated entities, is the world's largest generator of renewable energy from the wind and sun and a world leader in battery storage. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from seven commercial nuclear power units in Florida, New Hampshire and Wisconsin. A Fortune 200 company and included in the S&P 100 index, NextEra Energy has been recognized often by third parties for its efforts in sustainability, corporate responsibility, ethics and compliance, and diversity. NextEra Energy is ranked No. 1 in the electric and gas utilities industry on Fortune's 2020 list of "World's Most Admired Companies" and ranked among the top 25 on Fortune's 2018 list of companies that "Change the World." For more information about NextEra Energy companies, visit these websites:
www.NextEraEnergy.com, www.FPL.com, www.GulfPower.com, www.NextEraEnergyResources.com.

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Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance, statements concerning future dividends, and results of acquisitions. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL and their business and financial condition are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements, or may require them to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, those discussed in this news release and the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or a reasonable return on invested capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory and economic factors on regulatory decisions important to NextEra Energy and FPL; disallowance of cost recovery by FPL based on a finding of imprudent use of derivative instruments; effect of any reductions or modifications to, or elimination of, governmental incentives or policies that support utility scale renewable energy projects of NextEra Energy Resources, LLC and its affiliated entities (NextEra Energy Resources) or the imposition of additional tax laws, policies or assessments on renewable energy; impact of new or revised laws, regulations, interpretations or ballot or regulatory initiatives on NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations and businesses; effect on NextEra Energy and FPL of changes in tax laws, guidance or policies as well as in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements; risks involved in the operation and maintenance of electric generation, transmission and distribution facilities, gas infrastructure facilities, retail gas distribution system in Florida and other facilities; effect on NextEra Energy and FPL of a lack of growth or slower growth in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; threats of terrorism and catastrophic events that could result from terrorism, cyberattacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; inability to obtain adequate insurance coverage for protection of NextEra Energy and FPL against significant losses and risk that insurance coverage does not provide protection against all significant losses; a prolonged period of low gas and oil prices could impact NextEra Energy Resources’ gas infrastructure business and cause NextEra Energy Resources to delay or cancel certain gas infrastructure projects and could result in certain projects becoming impaired; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to manage properly or hedge effectively the commodity risk within its portfolio; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's risk management tools associated with their hedging and trading procedures to protect against significant losses, including the effect of unforeseen price variances from historical behavior; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by NextEra Energy, including FPL; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; failure of NextEra Energy or FPL counterparties to perform under derivative contracts or of requirement for NextEra Energy or FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's or FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses from compromise of sensitive customer data; losses from volatility in the market values of derivative instruments and limited liquidity in OTC markets; impact of negative publicity; inability of NextEra Energy and FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions, including the effect of increased competition for acquisitions; environmental, health and financial risks associated with NextEra Energy Resources’ and FPL's ownership and operation of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures and/or reduced revenues at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses; effect of disruptions, uncertainty or volatility in the credit and capital markets or actions by third parties in connection with project-specific or other financing arrangements on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; impairment of NextEra Energy's and FPL's liquidity from inability of credit providers to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to pay upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; the fact that the amount and timing of dividends payable on NextEra Energy's common stock, as well as the dividend policy approved by NextEra Energy's board of directors from time to time, and changes to that policy, are within the sole discretion of NextEra Energy's board of directors and, if declared and paid, dividends may be in amounts that are less than might be expected by shareholders; NEP’s inability to access sources of capital on commercially reasonable terms could have an effect on its ability to consummate future acquisitions and on the value of NextEra Energy’s limited partner interest in NextEra Energy Operating Partners, LP; effects of disruptions, uncertainty or volatility in the credit and capital markets on the market price of NextEra Energy's common stock; and the ultimate severity and duration of the coronavirus pandemic and its effects on NextEra Energy’s or FPL’s businesses. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2019 and other SEC filings, and this news release should be read in conjunction with such SEC filings. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended September 30, 2020	FPL	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$3,455	$404	$953	$(27)	$4,785
Operating Expenses (Income)
Fuel, purchased power and interchange	839	130	172	(30)	1,111
Other operations and maintenance	364	50	434	74	922
Depreciation and amortization	823	76	364	16	1,279
Losses (gains) on disposal of businesses/assets - net	—	—	5	6	11
Taxes other than income taxes and other - net	369	33	51	1	454
Total operating expenses - net	2,395	289	1,026	67	3,777
Operating Income (Loss)	1,060	115	(73)	(94)	1,008
Other Income (Deductions)
Interest expense	(147)	(8)	(103)	50	(208)
Equity in earnings (losses) of equity method investees	—	—	249	—	249
Allowance for equity funds used during construction	14	7	1	—	22
Interest income	—	—	6	1	7
Gains on disposal of investments and other property - net	—	—	16	—	16
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds - net	—	—	87	—	87
Other net periodic benefit income	—	—	—	50	50
Other - net	(1)	1	19	2	21
Total other income (deductions) - net	(134)	—	275	103	244
Income (Loss) before Income Taxes	926	115	202	9	1,252
Income Tax Expense (Benefit)	169	24	(68)	4	129
Net Income (Loss)	757	91	270	5	1,123
Net Loss Attributable to Noncontrolling Interests	—	—	106	—	106
Net Income (Loss) Attributable to NextEra Energy, Inc.	$757	$91	$376	$5	$1,229
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$757	$91	$376	$5	$1,229
Adjustments - pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	306	(126)	180
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	(94)	—	(94)
Differential membership interests - related	—	—	28	—	28
NEP investment gains - net	—	—	(17)	—	(17)
Less related income tax expense (benefit)	—	—	(48)	33	(15)
Adjusted Earnings (Loss)	$757	$91	$551	$(88)	$1,311
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$1.54	$0.18	$0.76	$0.02	$2.50
Adjustments - pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	0.62	(0.25)	0.37
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	(0.19)	—	(0.19)
Differential membership interests - related	—	—	0.06	—	0.06
NEP investment gains - net	—	—	(0.03)	—	(0.03)
Less related income tax expense (benefit)	—	—	(0.10)	0.05	(0.05)
Adjusted Earnings (Loss) Per Share	$1.54	$0.18	$1.12	$(0.18)	$2.66
Weighted-average shares outstanding (assuming dilution)					492

————————————
(a)
Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

(b)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$233	$0.48	$(93)	$(0.20)	$140	$0.28
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	$(67)	$(0.14)	$—	$—	$(67)	$(0.14)
	Differential membership interests - related	$21	$0.04	$—	$—	$21	$0.04
	NEP investment gains - net	$(12)	$(0.02)	$—	$—	$(12)	$(0.02)

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended September 30, 2019	FPL	Gulf Power	NEER(a)	Corporate and Other(a)(b)	NextEra Energy
Operating Revenues	$3,491	$440	$1,675	$(34)	$5,572
Operating Expenses (Income)
Fuel, purchased power and interchange	943	160	203	(40)	1,266
Other operations and maintenance	345	61	418	39	863
Depreciation and amortization	853	73	354	15	1,295
Losses (gains) on disposal of businesses/assets - net	(1)	—	6	(3)	2
Taxes other than income taxes and other - net	378	38	136	1	553
Total operating expenses - net	2,518	332	1,117	12	3,979
Operating Income (Loss)	973	108	558	(46)	1,593
Other Income (Deductions)
Interest expense	(152)	(13)	(216)	(365)	(746)
Equity in earnings (losses) of equity method investees	—	—	(90)	—	(90)
Allowance for equity funds used during construction	11	1	2	—	14
Interest income	2	2	10	2	16
Gains on disposal of investments and other property - net	—	—	6	—	6
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds - net	—	—	1	—	1
Other net periodic benefit income	—	—	—	50	50
Other - net	—	(1)	12	1	12
Total other income (deductions) - net	(139)	(11)	(275)	(312)	(737)
Income (Loss) before Income Taxes	834	97	283	(358)	856
Income Tax Expense (Benefit)	151	21	(17)	(97)	58
Net Income (Loss)	683	76	300	(261)	798
Net Loss Attributable to Noncontrolling Interests	—	—	81	—	81
Net Income (Loss) Attributable to NextEra Energy, Inc.	$683	$76	$381	$(261)	$879
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$683	$76	$381	$(261)	$879
Adjustments - pretax:(c)
Net losses (gains) associated with non-qualifying hedges	—	—	(7)	293	286
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	(2)	—	(2)
Differential membership interests - related	—	—	30	—	30
NEP investment gains - net	—	—	68	—	68
Operating income of Spain solar projects	—	—	(3)	—	(3)
Acquisition-related	—	4	7	1	12
Less related income tax expense (benefit)	—	—	(31)	(76)	(107)
Adjusted Earnings (Loss)	$683	$80	$443	$(43)	$1,163
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$1.40	$0.16	$0.78	$(0.53)	$1.81
Adjustments - pretax:(c)
Net losses (gains) associated with non-qualifying hedges	—	—	(0.01)	0.60	0.59
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	—	—	—
Differential membership interests - related	—	—	0.06	—	0.06
NEP investment gains - net	—	—	0.14	—	0.14
Operating income of Spain solar projects	—	—	(0.01)	—	(0.01)
Acquisition-related	—	—	0.01	0.01	0.02
Less related income tax expense (benefit)	—	—	(0.06)	(0.16)	(0.22)
Adjusted Earnings (Loss) Per Share	$1.40	$0.16	$0.91	$(0.08)	$2.39
Weighted-average shares outstanding (assuming dilution)					486

————————————
(a)
During the fourth quarter of 2019, NEET, which was previously reported in Corporate and Other, was moved to the NEER segment. Amounts for NEER and Corporate and Other were adjusted to reflect the segment change.

(b)
Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.

(c)	After tax impact by segment is as follows:	Gulf Power		NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$—	$—	$(7)	$(0.02)	$218	$0.45	$211	$0.43
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	$—	$—	$(2)	$—	$—	$—	$(2)	$—
	Differential membership interests - related	$—	$—	$22	$0.05	$—	$—	$22	$0.05
	NEP investment gains - net	$—	$—	$48	$0.10	$—	$—	$48	$0.10
	Operating income of Spain solar projects	$—	$—	$(4)	$(0.01)	$—	$—	$(4)	$(0.01)
	Acquisition-related	$4	$—	$5	$0.01	$—	$—	$9	$0.01

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Nine Months Ended September 30, 2020	FPL	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$8,820	$1,065	$3,802	$(85)	$13,602
Operating Expenses (Income)
Fuel, purchased power and interchange	1,936	341	478	(92)	2,663
Other operations and maintenance	1,041	177	1,284	154	2,656
Depreciation and amortization	1,775	215	1,069	49	3,108
Losses (gains) on disposal of businesses/assets - net	(1)	—	(288)	10	(279)
Taxes other than income taxes and other - net	1,028	84	163	3	1,278
Total operating expenses - net	5,779	817	2,706	124	9,426
Operating Income (Loss)	3,041	248	1,096	(209)	4,176
Other Income (Deductions)
Interest expense	(450)	(34)	(576)	(779)	(1,839)
Equity in earnings (losses) of equity method investees	—	—	13	—	13
Allowance for equity funds used during construction	44	18	2	—	64
Interest income	1	2	22	6	31
Gains on disposal of investments and other property - net	—	—	42	—	42
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds - net	—	—	(23)	—	(23)
Other net periodic benefit income	—	—	—	149	149
Other - net	(2)	—	19	8	25
Total other income (deductions) - net	(407)	(14)	(501)	(616)	(1,538)
Income (Loss) before Income Taxes	2,634	234	595	(825)	2,638
Income Tax Expense (Benefit)	486	49	(215)	(241)	79
Net Income (Loss)	2,148	185	810	(584)	2,559
Net Loss Attributable to Noncontrolling Interests	—	—	365	—	365
Net Income (Loss) Attributable to NextEra Energy, Inc.	$2,148	$185	$1,175	$(584)	$2,924
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$2,148	$185	$1,175	$(584)	$2,924
Adjustments - pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	777	543	1,320
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	8	—	8
Differential membership interests-related	—	—	89	—	89
NEP investment gains - net	—	—	79	—	79
Gain on disposal of a business	—	—	(272)	—	(272)
Less related income tax expense (benefit)	—	—	(245)	(136)	(381)
Adjusted Earnings (Loss)	$2,148	$185	$1,611	$(177)	$3,767
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$4.37	$0.38	$2.39	$(1.20)	$5.94
Adjustments - pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	1.58	1.10	2.68
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	0.02	—	0.02
Differential membership interests-related	—	—	0.18	—	0.18
NEP investment gains - net	—	—	0.16	—	0.16
Gain on disposal of a business	—	—	(0.55)	—	(0.55)
Less related income tax expense (benefit)	—	—	(0.51)	(0.26)	(0.77)
Adjusted Earnings (Loss) Per Share	$4.37	$0.38	$3.27	$(0.36)	$7.66
Weighted-average shares outstanding (assuming dilution)					492

————————————
(a)
Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

(b)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$580	$1.17	$407	$0.84	$987	$2.01
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	$4	$0.01	$—	$—	$4	$0.01
	Differential membership interests-related	$67	$0.14	$—	$—	$67	$0.14
	NEP investment gains - net	$60	$0.12	$—	$—	$60	$0.12
	Gain on disposal of a business	$(274)	$(0.56)	$—	$—	$(274)	$(0.56)
	Operating income of Spain solar projects	$(1)	$—	$—	$—	$(1)	$—

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Nine Months Ended September 30, 2019	FPL	Gulf Power	NEER(a)	Corporate and Other(a)(b)	NextEra Energy
Operating Revenues	$9,267	$1,134	$4,301	$(86)	$14,616
Operating Expenses (Income)
Fuel, purchased power and interchange	2,478	420	507	(97)	3,308
Other operations and maintenance	1,070	191	1,187	128	2,576
Depreciation and amortization	2,005	180	1,019	43	3,247
Losses (gains) on disposal of businesses/assets - net	(4)	—	(375)	1	(378)
Taxes other than income taxes and other - net	1,033	110	241	3	1,387
Total operating expenses - net	6,582	901	2,579	78	10,140
Operating Income (Loss)	2,685	233	1,722	(164)	4,476
Other Income (Deductions)
Interest expense	(442)	(40)	(691)	(888)	(2,061)
Equity in earnings (losses) of equity method investees	—	—	(79)	(1)	(80)
Allowance for equity funds used during construction	46	1	4	—	51
Interest income	4	3	28	6	41
Gains on disposal of investments and other property - net	—	—	37	—	37
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds - net	—	—	157	—	157
Other net periodic benefit income	—	—	—	136	136
Other - net	(1)	(1)	35	10	43
Total other income (deductions) - net	(393)	(37)	(509)	(737)	(1,676)
Income (Loss) before Income Taxes	2,292	196	1,213	(901)	2,800
Income Tax Expense (Benefit)	358	38	89	(229)	256
Net Income (Loss)	1,934	158	1,124	(672)	2,544
Net Loss Attributable to Noncontrolling Interests	—	—	250	—	250
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,934	$158	$1,374	$(672)	$2,794
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,934	$158	$1,374	$(672)	$2,794
Adjustments - pretax:(c)
Net losses (gains) associated with non-qualifying hedges	—	—	249	681	930
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	(165)	—	(165)
Differential membership interests-related	—	—	90	—	90
NEP investment gains - net	—	—	(173)	—	(173)
Operating income of Spain solar projects	—	—	(12)	—	(12)
Acquisition-related	—	22	8	19	49
Less related income tax expense (benefit)	—	(6)	(1)	(150)	(157)
Adjusted Earnings (Loss)	$1,934	$174	$1,370	$(122)	$3,356
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$4.00	$0.33	$2.84	$(1.39)	$5.78
Adjustments - pretax:(c)
Net losses (gains) associated with non-qualifying hedges	—	—	0.52	1.40	1.92
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	(0.34)	—	(0.34)
Differential membership interests-related	—	—	0.19	—	0.19
NEP investment gains - net	—	—	(0.36)	—	(0.36)
Operating income of Spain solar projects	—	—	(0.02)	—	(0.02)
Acquisition-related	—	0.05	0.02	0.03	0.10
Less related income tax expense (benefit)	—	(0.02)	(0.02)	(0.29)	(0.33)
Adjusted Earnings (Loss) Per Share	$4.00	$0.36	$2.83	$(0.25)	$6.94
Weighted-average shares outstanding (assuming dilution)					484

————————————
(a)
During the fourth quarter of 2019, NEET, which was previously reported in Corporate and Other, was moved to the NEER segment. Amounts for NEER and Corporate and Other were adjusted to reflect the segment change.

(b)
Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.

(c)	After tax impact by segment is as follows:	Gulf Power		NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted EPS	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$—	$—	$187	$0.38	$507	$1.05	$694	$1.43
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	$—	$—	$(118)	$(0.24)	$—	$—	$(118)	$(0.24)
	Differential membership interests-related	$—	$—	$67	$0.14	$—	$—	$67	$0.14
	NEP investment gains - net	$—	$—	$(134)	$(0.28)	$—	$—	$(134)	$(0.28)
	Operating income of Spain solar projects	$—	$—	$(12)	$(0.02)	$—	$—	$(12)	$(0.02)
	Acquisition-related	$16	$0.03	$6	$0.01	$43	$0.09	$65	$0.13

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions) (unaudited)			Preliminary
September 30, 2020	FPL	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Property, Plant and Equipment
Electric plant in service and other property	$56,802	$5,674	$38,767	$242	$101,485
Nuclear fuel	1,123	—	488	—	1,611
Construction work in progress	4,129	1,075	7,072	3	12,279
Accumulated depreciation and amortization	(14,295)	(1,487)	(10,561)	(177)	(26,520)
Total property, plant and equipment - net	47,759	5,262	35,766	68	88,855
Current Assets
Cash and cash equivalents	114	32	486	1,329	1,961
Customer receivables, net of allowances	1,396	178	998	—	2,572
Other receivables	351	60	554	(260)	705
Materials, supplies and fossil fuel inventory	781	129	504	—	1,414
Regulatory assets	264	138	1	(9)	394
Derivatives	2	—	434	5	441
Other	160	61	1,334	(16)	1,539
Total current assets	3,068	598	4,311	1,049	9,026
Other Assets
Special use funds	4,945	—	2,230	—	7,175
Investment in equity method investees	—	—	7,143	1	7,144
Prepaid benefit costs	1,534	—	2	(4)	1,532
Regulatory assets	2,351	581	116	243	3,291
Derivatives	—	—	1,603	19	1,622
Goodwill	300	—	1,216	2,698	4,214
Other	546	238	2,574	165	3,523
Total other assets	9,676	819	14,884	3,122	28,501
Total Assets	$60,503	$6,679	$54,961	$4,239	$126,382
Capitalization
Common stock	$1,373	$678	$—	$(2,046)	$5
Additional paid-in capital	12,752	1,863	12,889	(16,124)	11,380
Retained earnings	9,562	210	20,317	(4,035)	26,054
Accumulated other comprehensive loss	—	(1)	(40)	(111)	(152)
Total common shareholders' equity	23,687	2,750	33,166	(22,316)	37,287
Noncontrolling interests	—	—	4,775	—	4,775
Total equity	23,687	2,750	37,941	(22,316)	42,062
Redeemable noncontrolling interests	—	—	165	—	165
Long-term debt	15,730	1,260	4,298	21,506	42,794
Total capitalization	39,417	4,010	42,404	(810)	85,021
Current Liabilities
Other short-term debt	—	200	58	200	458
Current portion of long-term debt	79	300	289	4,376	5,044
Accounts payable	850	133	3,839	(78)	4,744
Customer deposits	451	37	6	—	494
Accrued interest and taxes	894	52	174	50	1,170
Derivatives	10	—	281	19	310
Accrued construction-related expenditures	372	18	738	—	1,128
Regulatory liabilities	260	21	1	9	291
Other	475	370	843	385	2,073
Total current liabilities	3,391	1,131	6,229	4,961	15,712
Other Liabilities and Deferred Credits
Asset retirement obligations	2,331	92	1,131	—	3,554
Deferred income taxes	5,615	700	3,220	(1,298)	8,237
Regulatory liabilities	9,344	563	135	—	10,042
Derivatives	1	—	615	964	1,580
Other	404	183	1,227	422	2,236
Total other liabilities and deferred credits	17,695	1,538	6,328	88	25,649
Commitments and Contingencies
Total Capitalization and Liabilities	$60,503	$6,679	$54,961	$4,239	$126,382

————————————
(a)
Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets			Preliminary
(millions)
(unaudited)
December 31, 2019	FPL	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Property, Plant and Equipment
Electric plant in service and other property	$54,523	$5,628	$35,746	$196	$96,093
Nuclear fuel	1,153	—	602	—	1,755
Construction work in progress	3,351	765	5,151	63	9,330
Accumulated depreciation and amortization	(13,953)	(1,630)	(9,457)	(128)	(25,168)
Total property, plant and equipment - net	45,074	4,763	32,042	131	82,010
Current Assets
Cash and cash equivalents	77	6	352	165	600
Customer receivables, net of allowances	1,024	143	1,113	2	2,282
Other receivables	333	7	404	(219)	525
Materials, supplies and fossil fuel inventory	722	127	479	—	1,328
Regulatory assets	227	117	1	(10)	335
Derivatives	3	—	740	19	762
Other	133	45	1,398	—	1,576
Total current assets	2,519	445	4,487	(43)	7,408
Other Assets
Special use funds	4,771	—	2,183	—	6,954
Investment in equity method investees	—	—	7,453	—	7,453
Prepaid benefit costs	1,477	—	2	(42)	1,437
Regulatory assets	2,549	418	104	216	3,287
Derivatives	—	—	1,613	11	1,624
Goodwill	300	—	1,217	2,687	4,204
Other	498	229	2,415	172	3,314
Total other assets	9,595	647	14,987	3,044	28,273
Total Assets	$57,188	$5,855	$51,516	$3,132	$117,691
Capitalization
Common stock	$1,373	$678	$—	$(2,046)	$5
Additional paid-in capital	10,851	1,013	11,991	(11,885)	11,970
Retained earnings	9,174	26	19,154	(3,155)	25,199
Accumulated other comprehensive loss	—	(1)	(51)	(117)	(169)
Total common shareholders' equity	21,398	1,716	31,094	(17,203)	37,005
Noncontrolling interests	—	—	4,355	—	4,355
Total equity	21,398	1,716	35,449	(17,203)	41,360
Redeemable noncontrolling interests	—	—	487	—	487
Long-term debt	14,131	1,510	4,407	17,495	37,543
Total capitalization	35,529	3,226	40,343	292	79,390
Current Liabilities
Commercial paper	1,482	192	—	842	2,516
Other short-term debt	—	200	—	200	400
Current portion of long-term debt	30	175	215	1,704	2,124
Accounts payable	768	301	2,652	(90)	3,631
Customer deposits	459	34	6	—	499
Accrued interest and taxes	266	29	178	85	558
Derivatives	12	1	326	5	344
Accrued construction-related expenditures	426	25	701	—	1,152
Regulatory liabilities	284	25	—	11	320
Other	498	140	1,494	177	2,309
Total current liabilities	4,225	1,122	5,572	2,934	13,853
Other Liabilities and Deferred Credits
Asset retirement obligations	2,268	117	1,072	—	3,457
Deferred income taxes	5,415	626	3,061	(741)	8,361
Regulatory liabilities	9,296	527	129	(16)	9,936
Derivatives	1	—	435	427	863
Other	454	237	904	236	1,831
Total other liabilities and deferred credits	17,434	1,507	5,601	(94)	24,448
Commitments and Contingencies
Total Capitalization and Liabilities	$57,188	$5,855	$51,516	$3,132	$117,691

————————————
(a)
Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Nine Months Ended September 30, 2020	FPL	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$2,148	$185	$810	$(584)	$2,559
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,775	215	1,069	49	3,108
Nuclear fuel and other amortization	123	2	42	17	184
Unrealized losses on marked to market derivative contracts - net	—	—	393	559	952
Foreign currency transaction losses	—	—	—	5	5
Deferred income taxes	264	89	39	(436)	(44)
Cost recovery clauses and franchise fees	(30)	(4)	—	—	(34)
Equity in earnings of equity method investees	—	—	(13)	—	(13)
Distributions of earnings from equity method investees	—	—	339	—	339
Losses (gains) on disposal of businesses, assets and investments – net	(1)	—	(330)	10	(321)
Other - net	32	(34)	91	42	131
Changes in operating assets and liabilities:
Current assets	(460)	(42)	(70)	59	(513)
Noncurrent assets	(69)	26	(108)	(18)	(169)
Current liabilities	588	(61)	(113)	—	414
Noncurrent liabilities	(32)	(5)	53	17	33
Net cash provided by (used in) operating activities	4,338	371	2,202	(280)	6,631
Cash Flows From Investing Activities
Capital expenditures of FPL	(4,379)	—	—	—	(4,379)
Acquisition and capital expenditures of Gulf Power	—	(859)	—	—	(859)
Independent power and other investments of NEER	—	—	(3,908)	—	(3,908)
Nuclear fuel purchases	(122)	—	(36)	—	(158)
Other capital expenditures, acquisitions and other investments	—	—	—	(8)	(8)
Sale of independent power and other investments of NEER	—	—	178	—	178
Proceeds from sale or maturity of securities in special use funds and other investments	1,964	—	993	206	3,163
Purchases of securities in special use funds and other investments	(2,027)	—	(1,018)	(261)	(3,306)
Other - net	(22)	2	55	36	71
Net cash used in investing activities	(4,586)	(857)	(3,736)	(27)	(9,206)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	2,952	51	148	8,747	11,898
Retirements of long-term debt	(1,291)	(176)	(185)	(2,038)	(3,690)
Proceeds from differential membership investors	—	—	572	—	572
Net change in commercial paper	(1,482)	(192)	—	(842)	(2,516)
Proceeds from other short-term debt	—	—	58	2,100	2,158
Repayments of other short-term debt	—	—	—	(2,100)	(2,100)
Payments from related parties under a cash sweep and credit support agreement – net	—	—	70	—	70
Issuances of common stock/equity units - net	—	—	—	(100)	(100)
Dividends on common stock	—	—	—	(2,057)	(2,057)
Dividends & capital distributions from (to) parent - net	140	850	898	(1,888)	—
Other - net	(37)	(1)	42	(325)	(321)
Net cash provided by financing activities	282	532	1,603	1,497	3,914
Effects of currency translation on cash, cash equivalents and restricted cash	—	—	(10)	—	(10)
Net increase in cash, cash equivalents and restricted cash	34	46	59	1,190	1,329
Cash, cash equivalents and restricted cash at beginning of year	195	69	679	165	1,108
Cash, cash equivalents and restricted cash at end of period	$229	$115	$738	$1,355	$2,437

————————————
(a)
Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Nine Months Ended September 30, 2019	FPL	Gulf Power	NEER(a)	Corporate and Other(a)(b)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$1,934	$158	$1,124	$(672)	$2,544
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,005	180	1,019	43	3,247
Nuclear fuel and other amortization	130	2	44	14	190
Unrealized losses (gains) on marked to market derivative contracts – net	—	—	(187)	322	135
Foreign currency transaction losses	—	—	—	10	10
Deferred income taxes	48	3	347	(273)	125
Cost recovery clauses and franchise fees	104	(11)	—	—	93
Equity in losses of equity method investees	—	—	79	1	80
Distributions of earnings from equity method investees	—	—	337	—	337
Losses (gains) on disposal of businesses, assets and investments – net	(4)	—	(412)	1	(415)
Other - net	(15)	(20)	(99)	60	(74)
Changes in operating assets and liabilities:
Current assets	(318)	(67)	40	35	(310)
Noncurrent assets	(47)	60	(57)	(43)	(87)
Current liabilities	403	(39)	(214)	206	356
Noncurrent liabilities	(6)	(4)	29	(7)	12
Net cash provided by (used in) operating activities	4,234	262	2,050	(303)	6,243
Cash Flows From Investing Activities
Capital expenditures of FPL	(3,603)	—	—	—	(3,603)
Acquisition and capital expenditures of Gulf Power	—	(471)	—	(4,457)	(4,928)
Independent power and other investments of NEER	—	—	(4,628)	—	(4,628)
Nuclear fuel purchases	(150)	—	(95)	—	(245)
Other capital expenditures, acquisitions and other investments	—	—	—	(209)	(209)
Sale of independent power and other investments of NEER	—	—	1,228	—	1,228
Proceeds from sale or maturity of securities in special use funds and other investments	1,798	—	837	177	2,812
Purchases of securities in special use funds and other investments	(1,885)	—	(807)	(209)	(2,901)
Other - net	31	—	(83)	63	11
Net cash used in investing activities	(3,809)	(471)	(3,548)	(4,635)	(12,463)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	2,493	405	83	7,932	10,913
Retirements of long-term debt	(85)	(105)	(1,355)	(2,016)	(3,561)
Proceeds from differential membership investors	—	—	190	—	190
Net change in commercial paper	(811)	155	—	422	(234)
Repayments of other short-term debt	—	—	—	(4,725)	(4,725)
Payments from related parties under a cash sweep and credit support agreement – net	—	—	460	—	460
Issuances of common stock/equity units - net	—	—	—	1,488	1,488
Dividends on common stock	—	—	—	(1,797)	(1,797)
Dividends & capital distributions from (to) parent - net	(1,950)	(241)	2,449	(258)	—
Other - net	(38)	—	(83)	(90)	(211)
Net cash provided by (used in) financing activities	(391)	214	1,744	956	2,523
Effects of currency translation on cash, cash equivalents and restricted cash	—	—	2	—	2
Net increase (decrease) in cash, cash equivalents and restricted cash	34	5	248	(3,982)	(3,695)
Cash, cash equivalents and restricted cash at beginning of year	254	—	344	4,655	5,253
Cash, cash equivalents and restricted cash at end of period	$288	$5	$592	$673	$1,558

————————————
(a)
During the fourth quarter of 2019, NEET, which was previously reported in Corporate and Other, was moved to the NEER segment. Amounts for NEER and Corporate and Other were adjusted to reflect the segment change.

(b)
Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NEER’s subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

Preliminary
	First Quarter	Second Quarter	Third Quarter	Year-To-Date
2019 Earnings Per Share Attributable to NextEra Energy, Inc.	$1.41	$2.56	$1.81	$5.78

FPL - 2019 Earnings Per Share	$1.22	$1.37	$1.40	$4.00
New investment growth	0.12	0.10	0.10	0.32
Allowance for funds used during construction	(0.02)	0.01	0.01	—
Other and share dilution	(0.01)	0.04	0.03	0.05
FPL - 2020 Earnings Per Share	$1.31	$1.52	$1.54	$4.37

Gulf Power - 2019 Earnings Per Share	$0.08	$0.09	0.16	$0.33
Acquisition-related	—	0.03	—	0.03
Operations and maintenance reductions	0.01	0.01	—	0.02
Allowance for funds used during construction	0.01	0.01	0.01	0.04
COVID-19-related	—	(0.01)	0.01	—
Weather	—	(0.01)	(0.01)	(0.02)
Other	(0.02)	(0.01)	0.01	(0.02)
Gulf Power - 2020 Earnings Per Share	$0.08	$0.11	$0.18	$0.38

NEER - 2019 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.67	$1.39	$0.78	$2.84
New investments	0.08	0.08	0.06	0.21
Existing generation assets	0.09	0.05	—	0.14
Gas infrastructure	0.02	—	—	0.02
NextEra Energy Transmission	0.04	0.03	0.01	0.08
Customer supply and proprietary power & gas trading	(0.02)	(0.04)	0.01	(0.05)
Asset sales/abandonment	(0.02)	—	0.11	0.08
Non-qualifying hedges impact	(0.02)	(0.30)	(0.50)	(0.79)
NEP investment gains - net	0.01	(0.52)	0.12	(0.40)
Gains on disposal of a business/assets	0.52	0.03	—	0.56
Acquisition-related	—	—	0.01	0.01
Change in unrealized gains (losses) on securities held in NEER's nuclear decommissioning funds and OTTI - net	(0.64)	0.25	0.14	(0.25)
Interest and corporate general and administrative expenses	(0.06)	0.01	—	(0.05)
Other, including other investment income, income taxes and share dilution	(0.02)	(0.01)	0.02	(0.01)
NEER - 2020 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.65	$0.97	$0.76	$2.39

Corporate and Other - 2019 Earnings (Loss) Per Share	$(0.56)	$(0.29)	$(0.53)	$(1.39)
Non-qualifying hedges impact	(0.69)	0.28	0.65	0.21
Acquisition-related	0.09	0.01	—	0.09
Other, including interest expense and share dilution	(0.02)	(0.01)	(0.10)	(0.11)
Corporate and Other - 2020 Earnings (Loss) Per Share	$(1.18)	$(0.01)	$0.02	$(1.20)

2020 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.86	$2.59	$2.50	$5.94

Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.

The sum of the quarterly amounts may not equal the total for the year due to rounding.